EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Acquisition Stock Option Plan of Inter-Tel, Incorporated of our report dated February 11, 2000, with respect to the consolidated financial statements and schedule of Inter-Tel, Incorporated, which is included in the Company's Annual Report (Form 10-K) for the year ended December 31, 1999.

                                         /s/ ERNST & YOUNG

Phoenix, Arizona
March 9, 2001